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EXHIBIT 5.01
                             CORNING INCORPORATED

                             One Riverfront Plaza
                           Corning, New York 14831
                                            July 28, 1994
Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
Ladies & Gentlemen:

I refer to the registration statement on Form S-4 (the "Registration Statement") being filed by Corning Incorporated, a New York corporation ("Corning"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 9,766,033 shares of common stock, par value $0.50 per share, of Corning (the "Shares"), to be issued in connection with the merger of Nichols Institute and a subsidiary of Corning, as described in the Agreement and Plan of Merger, dated June 1, 1994, as amended, attached as Appendix A to the Proxy Statement/Prospectus forming a part of the Registration Statement (the "Merger Agreement").

I am familiar with the terms of the Merger Agreement, and the proposed issuance of the Shares thereunder, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

Based on the foregoing, I am of the opinion that:

1. Corning is duly incorporated and validly existing under the laws of the State of New York; and

2. The Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the terms of the Merger Agreement.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in the Proxy Statement/Prospectus forming a part of the Registration Statement.
                                            Very truly yours,
                                            /s/ WILLIAM C. UGHETTA
                                            William C. Ughetta
                                            Senior Vice President and
                                            General Counsel